Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458, and No. 333-49023 on Form S-8 of our report dated June 20, 2012, with respect to the financial statements and supplemental schedule of VF Corporation Retirement Savings Plan for Salaried Employees included in the Annual Report on Form 11-K as of December 31, 2011 and 2010, and for the year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP

High Point, North Carolina

June 20, 2012

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